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                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE

November 27, 2002, 9:00a.m. Eastern Time

Contact: Anthony D. Borzillo
         Holiday RV Superstores, Inc.954.522.9903

Source:  Recreation USA

                     HOLIDAY RV SUPERSTORES, INC. REFOCUSES
                 ITS OPERATIONS IN THE EASTERN AND CENTRAL U.S.

        SIGNS TERM SHEET TO ACQUIRE FIVE LOCATIONS IN THE CAROLINAS AND
         DEFINITIVE AGREEMENT TO SELL REMAINING OPERATION IN CALIFORNIA

LINCOLNSHIRE, IL, November 27, 2002 - Holiday RV Superstores, Inc. (Nasdaq:
RVEE) announced today that in connection with its business strategy to refocus its operations in the Eastern and Central portions of the United States, it has signed a term sheet to acquire the operations of Holiday Kamper and Boats, an established RV operator with over 20 years of experience and existing locations in Charleston; Columbia; Greenville and Myrtle Beach, South Carolina and Charlotte, North Carolina (co-located with Bass Pro Shop). The acquisition is subject to definitive documentation and third party consents. "We are looking forward to completing the acquisition of Holiday Kamper and Boats. This acquisition, along with the Company's recapitalization, is a major step in executing our strategy in the Eastern and Central markets of the United States. The Company's main focus going forward is to drive margins and profitability, while continuing to execute our growth strategy in key markets. Holiday Kamper and Boats is a fine organization with an excellent reputation. This acquisition will complement our existing platform of stores and will make Holiday RV Superstores the dominant dealer network in the Southeastern part of the United States and allows the opportunity to expand geographically going forward" said Marcus A. Lemonis, the Company's Chairman and Chief Executive Officer.

The Company has also executed a definitive agreement to sell its RV dealership in Bakersfield, California and exit the West Coast market. The sale of Bakersfield is subject to third party consents and is expected to close by the middle of December 2002. "These two transactions, the acquisition and integration of Holiday Kamper and Boats and the exiting of the West Coast, are significant steps in our overall corporate strategy." said Anthony D. Borzillo, the Company's Vice President and Chief Financial Officer.

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{WP112847;1}
                             Corporate Headquarters
  100 Tri-State International Drive, Suite 115 - Lincolnshire, Illinois 60069
              Telephone: (847) 948-1684 - Facsimile (847) 948-1687


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ABOUT RECREATION USA

Recreation USA operates retail stores in Florida, Kentucky, New Mexico, South Carolina, and West Virginia. Recreation USA, the nation's only publicly traded national retailer of recreational vehicles and boats, sells, services and finances more than 90 RV brands.

The private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for certain forward-looking statements. The statements contained in this news release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance these expectations and beliefs about future events are accurate. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors. These factors include the following: the fact that our auditors have expressed doubt concerning our ability to continue as a going concern; our need to continue to have access to floor plan financing for inventory, which may become unavailable to us; our ability to close any more sales of units in the private placement; less-than-expected consumer demand for our products; pricing pressures; and other competitive factors. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the ongoing risks and uncertainties of the Company's business, please see our filings with the Securities and Exchange Commission.

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{WP112847;1}
                             Corporate Headquarters
  100 Tri-State International Drive, Suite 115 - Lincolnshire, Illinois 60069
              Telephone: (847) 948-1684 - Facsimile (847) 948-1687